UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2004

MERITAGE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	I-9977	86-0611231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona 85255

(Address of Principal Executive Offices) (Zip Code)

(480) 609-3330

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.
SIGNATURES
EXHIBIT INDEX
Exhibit 10.1
Exhibit 99.1

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     Reference to “we,” “our” and “us” in this Current Report on Form 8-K refer to Meritage Corporation and its consolidated subsidiaries.

     On April 21, 2004, we completed a private placement of $130 million in aggregate principal amount of our 7% senior notes due May 1, 2014. The issuance of the notes has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the 7% senior notes. A copy of our press release announcing the completion of offering of the senior notes, including information concerning forward-looking statements and factors that may affect our future results, is attached hereto as Exhibit 99.1. Additionally, a registration rights agreement executed in connection with the private placement is attached as Exhibit 10.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Not applicable

     (b) Not applicable

     (c) Exhibits

10.1	Registration Rights Agreement, dated as of April 21, 2004.
99.1	Press Release dated April 21, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2004

MERITAGE CORPORATION

/s/ Larry W. Seay

	By:	Larry W. Seay
Chief Financial Officer,
Vice President-Finance and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Registration Rights Agreement, dated as of April 21, 2004.

99.1	Press Release dated April 21, 2004.